SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2011

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-173180	27-1539680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 28, 2011, the Audit Committee of the Board of Directors of Aleris International, Inc. (the “Company”) concluded that the Company’s previously issued predecessor financial statements for the five months ended May 31, 2010 (Predecessor) and the related auditor’s report should not be relied upon due to an error relating to the presentation of the emergence from bankruptcy, and determined to restate such financial statements.

Accordingly, the Company has restated its previously issued financial statements to reflect a change in the presentation of the cancellation of the equity of the predecessor company resulting from the emergence from bankruptcy and the application of fresh-start accounting. The restatement reduced the gain recorded within “Reorganization items, net” in the consolidated statement of operations for the five months ended May 31, 2010 (Predecessor) by $859.2 million and reduced net income (loss) by the same amount for such period. As all equity of the predecessor company was eliminated as a result of applying fresh-start accounting, neither the closing balance sheet of the predecessor company nor the opening balance sheet of the successor company were impacted by the restatement. Further, the restatement did not impact the predecessor’s previously reported operating income or cash used by operating activities or investing activities or provided by financing activities. Authorized officers of the Company discussed the restatement with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The following table shows the impact of the restatement on the statement of operations for the five months ended May 31, 2010 (Predecessor) (in millions):

	As Previously Reported	Adjustment	As Restated
Reorganization items, net	$(3,086.5)	$859.2	$(2,227.3)
Income (loss) before income taxes	3,054.6	(859.2)	2,195.4
Income (loss) from continuing operations	3,063.3	(859.2)	2,204.1
Net income (loss)	3,063.3	(859.2)	2,204.1

The statement of changes in stockholder’s equity (deficit) for the five months ended May 31, 2010 (Predecessor) has been revised to reflect the presentation of the cancellation of Predecessor equity as a credit to “Retained earnings (deficit),” impacting the amounts reported as “net income” and “reorganization and fresh-start accounting” in this statement. Additionally, comprehensive income decreased by $859.2 million to $2,246.5 million from the previously reported amount of $3,105.7 million as a result of the reduction in net income.

The restatement does not impact the Successor’s consolidated financial statements. In addition, the restatement does not impact non-GAAP measures used by the Company, including Adjusted EBITDA and segment Adjusted EBITDA.

The restated financial statements will be included in Amendment No. 4 to the Company’s Registration Statement on Form S-4 and Amendment No. 4 to Aleris Corporation’s Registration Statement on Form S-1. In the interim, the financial statements for the five months ended May 31, 2010 (Predecessor) and the related auditor’s report included in the Company’s Registration Statement on Form S-4 and Aleris Corporation’s Registration Statement on Form S-1 currently on file with the Securities and Exchange Commission should no longer be relied upon.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: July 28, 2011	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller